As filed with the Securities and Exchange Commission on August 4, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	06-1397316 (I.R.S. Employer Identification No.)
251 Ballardvale St., Wilmington, MA (Address of Principal Executive Offices)	01887 (Zip Code)

Charles River Laboratories International, Inc.  2007 Incentive Plan
(Full Title of the Plan)

David P. Johst
Corporate Executive Vice President,
General Counsel and
Corporate Secretary
Charles River Laboratories International, Inc.
251 Ballardvale St.
Wilmington, MA 01887
(781) 222-6000
(Name and Address of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)

Common Stock, par value $0.01 per share	2,500,000 shares	$32.02	$80,050,000	$4,467

(1)           Represents 2,500,000 shares issuable pursuant to the 2007 Incentive Plan, as amended, plus such indeterminate number of additional shares of Charles River Laboratories International, Inc. Common Stock as may be required pursuant to the Registrant's 2007 Incentive Plan in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Registrant's capital stock.

 (2)           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high ($32.32) and low ($31.71) prices of the Registrant's Common Stock, $0.01 par value per share, reported on the New York Stock Exchange on July 29, 2009.

EXPLANATORY NOTE

        On June 29, 2006, we filed a Registration Statement on Form S-8 (File No. 333-144177 ) (referred to in this document as, the "First Registration Statement") that registered under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 6,300,000 shares of common stock, par value $0.01 per share (the "Common Stock"), issuable by us under our 2007 Incentive Plan (the "2007 Plan").  This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 2,500,000 shares of Common Stock issuable upon the exercise of awards granted, or to be granted, under the 2007 Plan at any time or from time to time after the date hereof. Pursuant to General Instruction E to Form S-8, we hereby incorporate by reference the contents of the First Registration Statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

        David P. Johst, who has issued the opinion of the Registrant's law department on the legality of the Common Stock of the Registrant offered hereby, is Corporate Executive Vice President, Human Resources, General Counsel, Chief Administrative Officer and Corporate Secretary of the Registrant. Mr. Johst owns shares of the Registrant's Common Stock and holds employee stock options to purchase the Registrant's Common Stock.

Item 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Documents

4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.
4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.
4.3***	By-laws of Charles River Laboratories International, Inc.
5.1*	Opinion of David P. Johst, Esq. as to the legality of the securities being registered.
23.1*	Consent of David P. Johst, Esq. (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

_________________
* Filed herewith.

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000, and incorporated by reference herein.

*** Previously filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 001-15943), as filed on December 5, 2008, and incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, as of the 4th day of August 2009.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:	/s/ JAMES C. FOSTER
James C. Foster
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James C. Foster, David P. Johst and Thomas F. Ackerman and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act, and all applicable requirements of the Commission.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates  indicated.

	Signatures	Title	Date
By:	/s/ JAMES C. FOSTER	President, Chief Executive Officer and Chairman	August 4, 2009
	James C. Foster	(Principal Executive Officer)

By:	/s/ THOMAS F. ACKERMAN	Corporate Executive Vice President and Chief Financial Officer (Principal Financial and	August 4, 2009
	Thomas F. Ackerman	Accounting Officer)
By:	/s/ NANCY T. CHANG	Director	August 4, 2009
Nancy T. Chang
By:	/s/ STEPHEN D. CHUBB	Director	August 4, 2009
Stephen D. Chubb
By:	/s/ DEBORAH T. KOCHEVAR	Director	August 4, 2009
Deborah T. Kochevar
By:	/s/ GEORGE E. MASSARO	Director	August 4, 2009
George E. Massaro
By:	/s/ GEORGE M. MILNE, JR.	Director	August 4, 2009
George M. Milne, Jr.
By:	/s/ C. RICHARD REESE	Director	August 4, 2009
C. Richard Reese
By:	/s/ DOUGLAS E. ROGERS	Director	August 4, 2009
Douglas E. Rogers
By:	/s/ SAMUEL O. THIER	Director	August 4, 2009
Samuel O. Thier
By:	/s/ WILLIAM H. WALTRIP	Director	August 4, 2009
William H. Waltrip

.
Exhibit Index

Exhibit No.	Description of Documents

4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.
4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.
4.3***	By-laws of Charles River Laboratories International, Inc.
5.1*	Opinion of David P. Johst, Esq. as to the legality of the securities being registered.
23.1*	Consent of David P. Johst, Esq. (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

_________________
* Filed herewith.

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000, and incorporated by reference herein.

*** Previously filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 001-15943), as filed on December 5, 2008, and incorporated by reference herein.